EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consultant's Warrant Agreement of Gener8Xion Entertainment, Inc. of our report dated January 10, 2005, with respect to the consolidated financial statements of Gener8xion Entertainment, Inc., included in its Annual Report (Form 10-KSB) for the period ended October 31, 2004, filed with the Securities and Exchange Commission.

/s/ Stonefield Josephson

Los Angeles, California
November 22, 2005